SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or

15(d) of the Securities Exchange Act of 1934

May 4, 2003

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits.

(c)	Press Release dated May 4, 2003, furnished with this report pursuant to Item 12.

Item 9. Regulation FD Disclosure.

On May 4, 2003, Atmos Energy Corporation (the “Company”) announced in a news release that members of its leadership team would speak at the American Gas Association Financial Forum in Scottsdale, Arizona on May 5, 2003. In the release, the Company also announced that the presentation would be presented live on its website and that during the presentation, the Company would confirm its previous earnings guidance for the second quarter of the 2003 fiscal year and for the entire 2003 fiscal year. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety into this Item 9.

The information furnished in this Item 9 (which is being furnished under Item 12) shall not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 12. Results of Operations and Financial Condition.

Pursuant to the interim filing guidance issued by the Securities and Exchange Commission in Release No. 33-8216, effective March 28, 2003, relating to Item 12 filing requirements, the Company has provided the information required by Item 12 under Item 9 herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION (Registrant)

DATE: May 5, 2003	By:	/s/ LOUIS P. GREGORY
Louis P. Gregory Senior Vice President and General Counsel